EXHIBIT 10.21

AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO STOCK PURCHASE AGREEMENT is made and entered into as of this 11th day of June, 2014, by and between Farmland Partners Inc., a Maryland corporation, with its principal office at Westminster, Colorado, or its assigns (hereinafter referred to as “Buyer”), and Benedict Hudye, of Norquay, Saskatchewan, Canada, and Gregory Hudye, of Norquay, Saskatchewan, Canada (hereinafter jointly referred to as “Sellers”).

WHEREAS, Buyer and Sellers previously executed a Stock Purchase Agreement dated May 29, 2014, for Buyer to purchase from Sellers all of the issued and outstanding capital stock of Hudye Farms U.S., Inc., a Colorado corporation (hereinafter referred to as “HFUSI”); and

WHEREAS, HFUSI owns and leases land in several counties in Kansas and Colorado, which are described on Exhibit “A”, which is attached hereto and by reference made a part hereof (said land is hereinafter referred to as the “Real Estate”); and

WHEREAS, Buyer and Sellers desire to amend the Stock Purchase Agreement as hereinafter set forth to address the process for Buyer (or its successors and assigns) obtaining a title insurance policy on the Real Estate.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, the parties agree as follows:

1.                                      Sellers’ Closing Deliveries; Title Commitment.  Section 4.1(d) of the Stock Purchase Agreement is hereby amended to read as follows:

“(d)                           A fully paid-up commitment for the issuance of an owner’s Title Insurance Policy, evidencing that the Real Estate and the improvements thereon and appurtenances thereto are owned by HFUSI, free and clear of all Encumbrances, other than Permitted Liens;”

2.                                      Other Deliveries.  Section 4.3 of the Stock Purchase Agreement is hereby amended to read as follows:

“4.3                         Other Deliveries.  At and following the Closing, each party, without further consideration, shall execute and deliver such other certificates, documents and instruments and take such further actions as the other party may reasonably request in order to complete and effectuate the transactions contemplated herein.

Additionally, within thirty (30) days following the Closing Date, Buyer shall provide Sellers with evidence that it has caused HFUSI’s name to be changed to exclude the reference to “Hudye”.  Within fourteen (14) days following the Closing Date, the parties shall cause an owner’s title insurance policy to be issued to FPI Burlington Farms LLC, a Delaware limited liability company qualified to transact business in the state of Colorado, as successor in interest to Buyer. Said owner’s title insurance policy shall evidence that the Real Estate and the improvements thereon and appurtenances thereto are owned by FPI Burlington

Farms LLC, free and clear of all Encumbrances, other than Permitted Liens.  Buyer represents and warrants that FPI Burlington Farms LLC is a member-managed limited liability company in which Buyer is the sole member, and Buyer has authority to execute any and all documents relating to the Real Estate on behalf of FPI Burlington Farms LLC.”

3.                                      Values of Specific Tracts.  The parties agree that the allocation of the Purchase Price among the tracts of the Real Estate for purpose of the the owner’s title insurance policy shall be as set forth on the Exhibit “A” to this Amendment to Stock Purchase Agreement.

4.                                      Conditions Precedent for Buyer.  Section 12 of the Stock Purchase Agreement is hereby amended to add a new Section 12.11 as follows:

“12.11    Buyer shall have received evidence that a Title Insurance Policy, in form acceptable to Buyer, evidencing that the Real Estate and the improvements thereon and appurtenances thereto are owned by HFUSI, free and clear of all Encumbrances, other than Permitted Liens, will be delivered to Buyer promptly after the Closing at Sellers’ sole expense.

4.                                      Full Force and Effect.  Except as altered, amended, or supplemented by this Amendment to Stock Purchase Agreement, the Stock Purchase Agreement dated May 29, 2014, shall remain in full force and effect.

 [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Stock Purchase Agreement to be executed on the day and year first above written.

BUYER:

FARMLAND PARTNERS INC.,
a Maryland corporation

BY:	/s/Paul A. Pittman
Paul A. Pittman, CEO

SELLERS:

/s/ Benedict Hudye
Benedict Hudye

/s/ Gregory Hudye
Gregory Hudye